Page 35 of 38 Pages

                                                                     EXHIBIT MMM

                               WAIVER AND CONSENT
                                OF THE HOLDERS OF
                      SERIES A CONVERTIBLE PREFERRED STOCK,
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       AND
                     SERIES 2002 CONVERTIBLE PREFERRED STOCK
                                OF BLUEFLY, INC.

          The undersigned, constituting the holders of all of the issued and outstanding shares of the Series A Convertible Preferred Stock (the "Series A Preferred Stock"), the Series B Convertible Preferred Stock (the "Series B Preferred Stock") and the Series 2002 Convertible Preferred Stock (the "Series 2002 Preferred Stock") of Bluefly, Inc., a Delaware corporation (the "Corporation"), hereby covenant and agree as follows and adopt the following resolutions pursuant to Section 228 of the General Corporation Law of the State of Delaware in lieu of holding meetings of the holders of Series A Preferred Stock (the "Series A Preferred Stockholders"), the holders of Series B Preferred Stock (the "Series B Preferred Stockholders") and the holders of the Series 2002 Preferred Stock (the "Series 2002 Preferred Stockholders"), and direct that this waiver and consent be filed with the minutes of the Corporation:

     WHEREAS, the Corporation desires to issue and sell to Quantum Industrial Partners LDC and SFM Domestic Investments LLC (collectively, the "Investors"), pursuant to a Series C Preferred Stock and Note Purchase Agreement substantially in the form attached hereto as Exhibit A (the "Series C Preferred Stock and Note Purchase Agreement"): (a) for an aggregate purchase price of $1,000,000, an aggregate of 1,000 shares (the "Series C Shares") of newly-designated Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"), having the rights and preferences set forth in the Certificate of Designations of Series C Preferred Stock attached hereto as Exhibit B; and (b) for an aggregate purchase price of $2,000,000, convertible demand promissory notes, in the form attached as Exhibit A to the Series C Preferred Stock and Note Purchase Agreement, in the aggregate principal amount of $2,000,000 (the "Notes," and, together with the Series C Shares, the "Securities");

     WHEREAS, Sections 5.5.1 and 5.6.1 of the Corporation's certificate of incorporation (the "Certificate of Incorporation") provide that, without the approval of the holders of a majority of each of the Series A Preferred Stock and Series B Preferred Stock, voting separately as a class, the Corporation shall not, among other things, issue or sell securities of the Corporation or incur indebtedness in excess of $1,000,000;

     WHEREAS, Section 5.11 of the Certificate of Incorporation provides certain preemptive rights to the Series A Preferred Stockholders and Series B Preferred Stockholders with respect to certain proposed issuances of securities of the Corporation;

     WHEREAS, Section 7 of the Certificate of Designations relating to the Series 2002 Preferred Stock (the "Series 2002 Certificate of Designations") provides that, without the prior approval of the holders of a majority of the shares of the Series 2002 Preferred Stock, the Corporation shall not designate


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                                                             Page 36 of 38 Pages


or issue any shares of capital stock of the Corporation, or any rights, warrants or options exchangeable for or convertible into capital stock of the
Corporation, ranking pari passu with or senior to the Series 2002 Preferred Stock in the event of a liquidation, dissolution or winding up of the Corporation, and the Series C Preferred Stock would rank pari passu with the Series 2002 Preferred Stock with respect to such matters;

     WHEREAS, the issuance of the Series C Preferred Stock will result in an adjustment to the Series B Conversion Price (as defined in the Certificate of Incorporation) pursuant to Section 5.8.6 of the Certificate of Incorporation (the "Series B Adjustment");

     WHEREAS, Section 5.8.9 of the Certificate of Incorporation prohibits the Corporation from taking any action that results in any adjustment to the Series B Conversion Price if the total number of shares of Common Stock (as defined in the Certificate of Incorporation) issued and issuable after such action upon conversion of the Convertible Preferred Stock (as defined in the Certificate of Incorporation) would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation (the "Stock Reservation Provision"), and following the Series B Adjustment, the total number of shares of Common Stock issued and issuable upon conversion of the Convertible Preferred Stock would exceed the total number of shares of Common Stock currently authorized by the Certificate of Incorporation;

     WHEREAS, the Board of Directors of the Corporation has approved an amendment to the Certificate of Incorporation that would increase the total number of shares of Common Stock authorized for issuance to 92,000,000 (the "Increase in Authorized Capital"), and has directed that the Increase in Authorized Capital be submitted to the Corporation's stockholders for their approval;

     WHEREAS, following the Increase in Authorized Capital, the total number of shares of Common Stock authorized by the Certificate of Incorporation would exceed the total number of shares of Common Stock issued and issuable upon conversion of the Convertible Preferred Stock (taking into account the issuance of the Securities and the Series B Adjustment); and

     WHEREAS,   pursuant  to  Section  5  of  the  Series  2002  Certificate  of
Designations, the Series 2002 Preferred Stockholders have the right to convert their shares of Series 2002 Preferred Stock into Series C Preferred Stock.

NOW, THEREFORE, BE IT:

     RESOLVED, that (1) the designation of the Series C Preferred Stock, (2) the issuance and sale to the Investors, pursuant to the Series C Preferred Stock and Note Purchase Agreement, of the Securities, (3) the issuance of shares of Series C Preferred Stock upon the conversion of the Notes and (4) the issuance of shares of Common Stock upon the conversion of any shares of Series C Preferred Stock are each hereby approved in all respects; and it is further


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                                                             Page 37 of 38 Pages


     RESOLVED, that the preemptive rights granted to the Series A Preferred Stockholders and Series B Preferred Stockholders pursuant to Section 5.11 of the Certificate of Incorporation are hereby waived with respect to (1) the issuance and sale of the Securities to the Investors pursuant to the Series C Preferred Stock and Note Purchase Agreement, (2) the issuance of shares of Series C Preferred Stock upon the conversion of the Notes, and (3) the issuance of shares of Common Stock upon the conversion of any shares of Series C Preferred Stock; and it is further

     RESOLVED, that the Series B Preferred Stockholders hereby waive any breach of the Stock Reservation Provision resulting from the issuance and sale of the Securities and the Series B Adjustment, and agree not to convert any shares of Series B Preferred Stock to the extent that, after giving effect to such conversion, the total number of shares of Common Stock issued from and after the date hereof as a result of the conversion of shares of Series B Preferred Stock would exceed 13,281,038 (subject to adjustment for any stock split, stock dividend, reclassification or similar transaction) until the Increase in Authorized Capital has been approved by the Corporation's stockholders; and it is further

     RESOLVED, that the Series 2002 Preferred Stockholders hereby waive their rights to convert the Series 2002 Preferred Stock into Series C Preferred Stock in connection with the issuance and sale of the Series C Shares; and it is further

     RESOLVED, that this waiver and consent may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall be deemed one and the same instrument.


                  [Remainder of Page Intentionally Left Blank]


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                                                             Page 38 of 38 Pages


         IN WITNESS WHEREOF, the undersigned have caused this waiver and consent to be executed as of this 27th day of September 2002.

                                        QUANTUM INDUSTRIAL PARTNERS LDC


                                        By: ____________________________
                                        Name:
                                        Title:

                                        SFM DOMESTIC INVESTMENTS LLC


                                        By: ____________________________
                                        Name:
                                        Title:

                                        PILOT DOMESTIC TRUST


                                        By: ____________________________
                                        Name:
                                        Title:

                                        THE LYNCH FOUNDATION


                                        By: ____________________________
                                        Name:
                                        Title:


                                        ________________________________
                                        Peter Lynch



                                        ________________________________
                                        Carolyn Lynch